(Company Letterhead)
James E. Scheifley & Associates, P.C.
Certified Public Accountants
7436 Settlers Drive
Morrison, CO  80465
Phone  (303) 697-2356
FAX (303) 697-3045

December 9, 1998


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC  20549

Re: Antennas America, Inc.

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4 of Form 8-K dated December 7, 1998 and

(2) We agree with the response.

Sincerely,


James E. Scheifley & Associates, P.C.